                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                           STILWELL FINANCIAL, INC.

                                   ARTICLE I
                                   ---------

                                    Offices
                                    -------

     Section 1.  Registered Office.  The registered office of the Corporation in
                 -----------------
the State of Delaware shall be at such location within the State of Delaware as shall from time to time be determined by the Board of Directors.

     Section 2.  Other Offices.  The Corporation may also have offices at such
                 -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------

                                  Stockholders
                                  ------------

     Section 1.  Place of Meetings.  All meetings of the stockholders for the
                 -----------------
election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  The annual meeting of stockholders shall be
                 ---------------
held on such day of such month of each year (other than a Saturday, Sunday or holiday) as shall be determined by the Board of Directors or, if the Board shall fail to act, by the President. At the annual meeting the stockholders, voting as provided in the Certificate of Incorporation, shall elect directors and transact such other business as may be properly brought before the meeting.

     Section 3.  Advance Notice of Stockholder Proposed Business.  At an annual
                 -----------------------------------------------
meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, if more than 30 days' notice is given to stockholders, not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs, and if less than 30 days' notice is given to stockholders, then not later than the close of business on the 5th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 3 of Article II; provided, however, that nothing in this
                                       --------  -------
Section 3 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

     The Chairman of the annual meeting shall, in his or her discretion, determine whether or not business is properly brought before the meeting in accordance with the provisions of Section 3.

     Section 4.  Notices of Annual Meetings.  Written notice of each annual
                 --------------------------
meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except that such notice shall be required for any stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

     Section 5.  Voting Lists.  The officer who has charge of the stock ledger
                 ------------
of the Corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the Board of Directors, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6.  Special Meetings.  Special meetings of the stockholders, for
                 ----------------
any purpose or purposes, may be called only in accordance with the Certificate of Incorporation of the Corporation.

     Section 7.  Quorum.  The holders of a majority of the stock issued and
                 ------
outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 8.  Voting of Shares.  The holders of Common Stock shall have such
                 ----------------
voting rights as are provided in the Certificate of Incorporation. The holders of Preferred Stock shall have such voting rights as may be provided in applicable Certificates of Designation.

     Section 9.  Proxies.  Each stockholder entitled to vote at a meeting of
                 -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize, either in writing or by electronic transmission, another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 10.  Stock Ledger.  The stock ledger of the Corporation shall be
                  ------------
the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 5 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 11.  Conduct of Meeting.  The Chairman of the Board, or, if none or
                  ------------------
in his or her absence, the Chief Executive Officer, the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chairman of such meeting. In the absence of all these officers, the Board of Directors may appoint a Chairman of the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, if any, or, in the absence of both the Secretary and Assistant Secretaries, any person whom the Chairman shall appoint, shall act as secretary of the meeting of the stockholders. The conduct of any meeting of the Stockholders shall be governed by such rules, regulations and procedures as the Chairman of the meeting, in his or her sole and exclusive discretion shall determine.

     Section 12.  Inspectors of Election.  For each meeting of stockholders
                  ----------------------
there shall be appointed by the Board of Directors or by the Chairman of the meeting three (3) inspectors of election. If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his or her duties, an alternate inspector shall be appointed by the Board of Directors or the Chairman of the meeting. The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.

     Section 13.  Inspectors' Oath.  An inspector, before he enters into the
                  ----------------
duties of his or her office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:

     "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

     Section 1.  Number, Tenure and Qualifications.  The number of directors
                 ---------------------------------
which shall constitute the whole board shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.

     The Board of Directors shall be divided into three classes as nearly equal in number as reasonably possible. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class.

     Section 2.  Nomination of Directors.  Only persons who are nominated in
                 -----------------------
accordance with the following procedures shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders, by the Board of Directors or by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Nominations by stockholders shall be made pursuant to timely written notice to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, if more than 30 days' notice is given to stockholders, not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs, and if less than 30 days' notice is given to stockholders, then not later than the close of business on the 5th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Stockholder's Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director by the stockholders unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, in his or her discretion, determine whether or not a nomination was made in accordance with the foregoing procedure, and if the Chairman should determine that the nomination was not made in accordance with the foregoing procedure, the Chairman shall so declare to the stockholders present at the meeting and the defective nomination shall be disregarded. In addition to the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

     Section 3.  Newly Created Directorships and Vacancies.  Newly created
                 -----------------------------------------
directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification, any increase in the number of directors or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to Section 223 of the General Corporation Law of Delaware and the Corporation's Certificate of Incorporation. Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors be reduced to less than three directors. No decrease in the Board of Directors shall shorten the term of any incumbent directors.

     Section 4.  General Powers.  The business of the Corporation shall be
                 --------------
managed under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 5.  Meetings.  The Board of Directors of the Corporation may hold
                 --------
meetings, both regular and special, either within or without the State of Delaware.

     Section 6.  Regular Meetings.  Regular meetings of the Board of Directors
                 ----------------
may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7.  Special Meetings.  Special meetings of the Board of Directors
                 ----------------
may be called at the request of the Chairman of the Board, the Executive Committee, the President, or any three members of the Board of Directors.
Notice of the time and place of such meeting shall be given to each director by mail not less than three (3) days before the meeting or personally, by courier, telephone, facsimile, telecopy or by other electronic means to each director not less than twelve (12) hours before such meeting.

     Section 8.  Quorum.  At all meetings of the Board of Directors a majority
                 ------
of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9.  Organization.  At each meeting of the Board of Directors, the
                 ------------
Chairman of the Board, or in his or her absence, the President of the Corporation, or in his or her absence, a Vice Chairman, or in the absence of all of said officers, a Chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, if any, or, in the absence of both the Secretary and Assistant Secretaries, any person whom the Chairman shall appoint, shall act as secretary of the meeting.

     Section 10.  Informal Action by Directors.  Unless otherwise restricted by
                  ----------------------------
the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 11.  Participation by Conference Telephone.  Unless otherwise
                  -------------------------------------
restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 12.  Compensation.  The directors may receive reasonable fees to be
                  ------------
determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. A director who is, at the same time, an officer or employee of the Corporation or an officer or employee of a subsidiary or affiliate more than 50% owned by the Corporation, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                   Committees
                                   ----------

     Section 1.  Executive Committee; Organization and Powers. There may be an
                 --------------------------------------------
Executive Committee to consist of two or more directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation as permitted by Delaware law in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The members of the Executive Committee shall act only as a Committee and individual members shall have no power as such.

     The Executive Committee shall have full power to act as the Nominating Committee, which, when acting as such, shall have the power and duty to make recommendations to the Board of Directors as to suitable nominees for election to the Board of Directors by the stockholders or by the remaining members of the Board of Directors, to fill newly created directorships and to fill any vacancies which shall occur.

     When acting as the Nominating Committee, it shall have the power to meet with and consider suggestions from such other members of the Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as they deem necessary or advisable in the premises to assist them in making such recommendations.

     Section 2.  Compensation Committee; Organization and Powers. There shall be
                 -----------------------------------------------
a Compensation Committee to consist of two or more directors who are not officers or employees of the Corporation, each of whom shall be a "non-employee director" within the meaning ascribed thereto under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended from time to time and interpreted by the Securities and Exchange Commission and an "outside director" within the meaning ascribed thereto under 162(m) of the Internal Revenue Code as amended from time to time and interpreted by the Internal Revenue Service. The Board of Directors shall elect the members of the Compensation Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation Committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The members of the Compensation Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

     The Compensation Committee shall have the power: to authorize and determine all salaries for the officers and supervisory employees of the Corporation; to administer the incentive compensation plans of the Corporation in accordance with the powers and authority granted in such plans; to determine any incentive allowances to be made to officers and staff of the Corporation; to administer all stock option plans, stock purchase plans and other equity ownership, compensation, retirement and benefit plans of the Corporation; to approve the performance based compensation of individuals pursuant to 162(m) of the Internal Revenue Code; and to authorize and determine all other matters relating to the compensation or benefits of the Corporation.

     Section 3.  Audit Committee; Organization and Powers. There shall be an
                 ----------------------------------------
Audit Committee to consist of three or more directors who are not officers or employees of the Corporation. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three-year terms.

     The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation's internal audit staff, as well as with the Corporation's independent accountants, concerning the financial operations of the

Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.

     Section 4.  Rules, Records and Reports. Each Committee may make and adopt
                 --------------------------
such rules and regulations governing their proceedings as they may deem proper and which are consistent with the statutes of the State of Delaware, the Certificate of Incorporation and these Bylaws. Each Committee shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.

     Section 5.  Meetings.  Regular meetings of the Committees shall be held at
                 --------
such times and at such places as from time to time may be fixed by the Committees. Special meetings of the Committees may be held at such other times as may in the judgment of the Chairman or, he being absent, in the judgment of a Committee member, be necessary. Notice of regular meetings need not be given. Notice of special meetings shall be given to each member by mail not less than three (3) days before the meeting or personally, by courier, telephone, facsimile, telecopy or by other electronic means to each member not less than twelve (12) hours before the meeting, unless the Chairman of the Committee, or a member acting in that capacity in his or her absence, shall deem a shorter notice expedient.

     Section 6.  Quorum.  A majority of members of a Committee shall constitute
                 ------
a quorum for the transaction of business and the act of a majority of those present shall be the act of the Committee.

     Section 7.  Subcommittees.  A Committee may appoint such subcommittees as
                 -------------
it shall deem necessary.

     Section 8.  Vacancies.  Any vacancy in a Committee shall be filled by a
                 ---------
majority of the whole Board of Directors.

     Section 9.  Substitute Members.  Whenever at any time a member of any
                 ------------------
Committee shall be absent from a meeting of that Committee and it shall be necessary in order to constitute a quorum or, for any other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements set forth in Sections 2 and 3 of this Article IV) to serve and act in his or her stead; and in the event that the absence of a Committee member shall be prolonged, such substitute member may, subject to the approval of the Committee, continue to act for the term of its duration. A director so designated shall rank as a duly qualified member of the Committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.

     Section 10.  Compensation.  Subject to the provisions of Section 13 of
                  ------------
Article III of these Bylaws, each member of any Committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the Committee.

                                   ARTICLE V
                                   ---------

                                    Notices
                                    -------

     Section 1.  Written Notice.  Whenever, under the provisions of the statutes
                 --------------
or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder, except that notice to directors may also be given personally by courier, telephone, facsimile, telecopy or by other electronic means. If mailed, notice shall be addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     Section 2.  Waiver of Notice.  Whenever any notice is required to be given
                 ----------------
under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VI
                                  ----------

                                   Officers
                                   --------

     Section 1.  Number.  The officers of the Corporation shall be chosen by the
                 ------
Board of Directors and shall include a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board and one or more Vice Chairmen of the Board from among their members, one or more Executive Vice Presidents and one or more additional Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries. The Board of Directors may also elect a Chief Executive Officer, a Chief Financial Officer and a Chief Operating Officer. The Board of Directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and responsibilities and perform such duties as shall be specified and from time to time modified or changed by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The officers of the Corporation need not be stockholders of the Corporation.

     Section 2.  Election and Term of Office.  The Board of Directors at its
                 ---------------------------
first meeting after each annual meeting of stockholders shall elect the officers of the Corporation. The officers of the Corporation shall hold office until their successors shall have been duly elected or appointed and qualified, or until they shall become disabled, die, retire, resign or be removed.

     Section 3.  Removal.  Any officer or agent elected or appointed by the
                 -------
Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors present at any meeting or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors. All officers and employees not appointed by the Board of Directors shall hold their offices at the discretion of the Executive Committee or of the officer appointing them.

     Section 4.  Vacancies.  The Board of Directors shall, as soon as
                 ---------
practicable, fill any vacancy in the office of President. Any vacancy in any other office may be filled temporarily by the Chairman of the Board, or President. In case of temporary incapacity or absence of any of the officers, the Chairman of the Board, or the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or by the Executive Committee at any regular or special meeting.

     Section 5.  Resignations.  Any officer may resign at any time by giving
                 ------------
written notice to the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

                             CHAIRMAN OF THE BOARD

     Section 6.  Duties.  The Chairman of the Board, if one is elected, shall
                 ------
preside, if present, at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors. In his or her absence, the President shall discharge the duties of the Chairman of the Board.

                          VICE CHAIRMEN OF THE BOARD

     Section 7.  Duties.  The Vice Chairmen of the Board, if any, shall perform
                 ------
such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

                      CHAIRMAN OF THE EXECUTIVE COMMITTEE

     Section 8.  Duties.  The Chairman of the Executive Committee shall preside
                 ------
at all meetings of the Executive Committee. In the absence of the Chairman of the Executive Committee, his or her duties shall be discharged by the President.

                                   PRESIDENT

     Section 9.  General Powers and Duties.  The President shall have the
                 -------------------------
general care, supervision and control of the Corporation's business and operations. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of President. In the event there is no Chairman of the Board or in the absence or incapacity of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and stockholders.

     Section 10.  Appointments.  Except as otherwise provided by statute, the
                  ------------
Certificate of Incorporation, or these Bylaws, the President may employ such persons as he shall deem necessary for the proper management of the business and property of the Corporation.

                                VICE PRESIDENTS

     Section 11.  Powers and Duties.  The Vice Presidents shall have such
                  -----------------
designations or titles and powers and perform such duties as shall from time to time be conferred and prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

                                   SECRETARY

     Section 12.  Duties.  The Secretary, or, in his or her absence, an
                  ------
Assistant Secretary, shall attend all meetings of the stockholders, of the Board of Directors and of the Committees of the Board of Directors.

     Section 13.  Notice of Meetings.  The Secretary, or any Assistant
                  ------------------
Secretary, shall give due notice of all meetings of the stockholders and of the Board of Directors and of the Executive Committee, where such notice is required by law, by the Certificate of Incorporation, by these Bylaws, by the Board of Directors or by the Executive Committee.

     Section 14.  Custody of Seal.  The Secretary shall be custodian of the seal
                  ---------------
of the Corporation, of its records, and of such papers and documents as may be committed to his or her care by the Board of Directors or of the Executive Committee. He shall have power to affix the seal of the Corporation to instruments to which the same is authorized to be affixed by the Board of Directors or by the Executive Committee, and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.

     Section 15.  Duties of Assistant Secretaries.  The Assistant Secretary or
                  -------------------------------
Secretaries shall perform the duties of the Secretary in his or her absence and such duties as may be assigned to him or them by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors or the Executive Committee; and, he or they shall have the power to affix the corporate seal to instruments and to attest the same and to sign the certificates of stock of the Corporation.

                                 OTHER OFFICERS

     Section 16.  Other Officers.  Such other officers as the Board of Directors
                  --------------
may choose shall perform such duties and have such powers as from time to time may be assigned to them by the President or the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 17.  Other Positions.  The President may authorize the use of
                  ---------------
titles, including the titles of chairman, president and vice president, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the President or any officer to whom the President delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

                                  ARTICLE VII
                                  -----------

                   Certificates Of Stock and Their Transfer
                   ----------------------------------------

     Section 1.  Certificates of Stock.  Every holder of stock in the
                 ---------------------
Corporation shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, signed in the name of the Corporation by (i) the Chairman of the Board, President or a Vice President and (ii) by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares owned by him or her in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, transfer clerk or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 2.  Records of Certificates.  A record shall be kept of the name of
                 -----------------------
the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this Article VII.

     Section 3.  Lost Certificates.  The Board of Directors may direct a new
                 -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct and/or do such other act as the Board of Directors shall determine is required as indemnity to protect against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4.  Transfers of Stock.  Transfer of the capital stock of the
                 ------------------
Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the transfer agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares.
A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

     Section 5.  Transfer and Registry Agents.  The Corporation may maintain a
                 ----------------------------
transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer or agency, where its stock shall be registered; and the Corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the Board of Directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     Section 6.  Closing of Transfer Books; Record Date.  The Board of Directors
                 --------------------------------------
may close the stock transfer books of the Corporation for a period of not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

     Section 7.  Registered Stockholders.  The Corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VIII
                                 ------------

                       Amendments and General Provisions
                       ---------------------------------

     Section 1.  Amendments.  These Bylaws may only be altered, amended or
                 ----------
repealed in accordance with the Corporation's Certificate of Incorporation.

     Section 2.  Proxies.  Unless otherwise provided by resolution of the Board
                 -------
of Directors, the President or any Vice President, from time to time in the name and on behalf of the Corporation may: (i) himself cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or consent in writing to any action by such other corporation; (ii) appoint an attorney or attorneys, agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation, may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed in the name or on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.

     Section 3.  Fiscal Year.  The fiscal year of the Corporation shall end on
                 -----------
the last day of December in each year.